UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 3, 2014

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Riverneck Road, Chelmsford, Massachusetts 01824
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Kevin M. Bisson as Senior Vice President, Chief Financial Officer, and Treasurer.

Effective as of the close of business on September 3, 2014, Kevin M. Bisson vacated the position of Senior Vice President, Chief Financial Officer, and Treasurer of Mercury Systems, Inc. (“Mercury”).

(c) Appointment of Gerald M. Haines II as Executive Vice President, Chief Financial Officer, and Treasurer.

Effective as of the close of business on September 3, 2014, Mercury appointed Gerald M. Haines II as Executive Vice President, Chief Financial Officer, and Treasurer. Mr. Haines joined Mercury in July of 2010 as Senior Vice President of Corporate Development, Chief Legal Officer and Secretary, with responsibility for mergers and acquisitions, strategic partnerships and related corporate strategy development and execution, and for the security, trade compliance, legal and contracts functions of the company. In addition, Mr. Haines has served as a director of the company’s Mercury Defense Systems and Mercury Intelligence Systems subsidiaries since the acquisition of those businesses by Mercury in 2011. Throughout his career, Mr. Haines has held positions of increasing scope and responsibility. Prior to Mercury, Mr. Haines served as Executive Vice President of Verenium Corporation, a publicly traded company engaged in the development and commercialization of biofuels and high-performance specialty enzymes; Executive Vice President of Strategic Affairs of Enterasys Networks, Inc., a publicly traded network communications company; Senior Vice President of Cabletron Systems, Inc., the predecessor to Enterasys Networks; and Vice President of Applied Extrusion Technologies, Inc., a leading manufacturer of plastic packaging and labeling products. He began his career at J.P. Morgan. Mr. Haines holds a bachelor's degree in Business Administration, magna cum laude, from Boston University and a law degree from Cornell. He has significant experience in corporate finance, financial reporting, M&A, strategic planning and execution, and investor relations.

In connection with the assumption of his new responsibilities, Mr. Haines received a restricted stock award for 35,000 shares under Mercury’s 2005 Stock Incentive Plan. This restricted stock award has the same vesting characteristics as the company’s most recent annual grant for its most senior executives. Accordingly, half of the restricted stock award has performance-based vesting. For the performance-based vesting half of such award, the award is earned based on achieving target levels of a ratio of revenue and adjusted EBITDA for the relevant performance period. One-third of the performance-based awards will vest or forfeit based on achieving a financial goal for the one-year period ending June 30, 2015, one-third will vest or forfeit based on achieving a financial goal for the two year period ending June 30, 2016, and one-third will vest or forfeit based on achieving a financial goal for the three-year period ending June 30, 2017. The other half of such restricted shares has a three year time-based vesting schedule, with one third of such shares vesting on each anniversary of the grant date, provided Mr. Haines remains employed by Mercury or one if its subsidiaries as of each such date.

Mercury and Mr. Haines are parties to a letter agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. Pursuant to the letter agreement, Mr. Haines is entitled to receive an annual base salary of not less than $310,000 and will participate in specified incentive programs and other benefits available to Mercury executives. If during Mr. Haines’s employment he should lose his job as a result of job elimination or for any reason other than “cause”, or if he terminates his employment for “good reason”, he is entitled to receive 12 months base salary, benefits continuation, and executive outplacement.

For the fiscal year ending June 30, 2015 (fiscal 2015), Mr. Haines is eligible to earn an annual target bonus equal to 60% of base salary based upon the achievement of Mercury corporate financial goals (80% weighting) and individual management-by-results objectives (20% weighting). Mr. Haines is also eligible for an over-achievement award under Mercury’s annual executive bonus plan for fiscal 2015.

Mr. Haines is also a party to a change-in-control severance agreement on Mercury’s current form for non-CEO executives. The form of change-in-control severance agreement for non-CEO executives is filed as Exhibit 10.9.2 to Mercury’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and is incorporated herein by reference. Pursuant to the change-in-control severance agreement, Mr. Haines is entitled to severance benefits if, within 18 months after a change in control of Mercury (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), his employment is terminated (1) by Mercury other than for “cause” or disability or (2) by Mr. Haines for “good reason.”

Severance benefits include the following, in addition to the payment of any earned or accrued compensation for services previously rendered:

• a lump sum cash payment equal to one and one-half times (1.5x) the sum of his then current annualized base salary and bonus target under Mercury’s annual executive bonus plan (excluding any over-achievement awards);
• payment of the cost of providing him with outplacement services up to a maximum of $45,000; and
• payment of the cost of providing him with health and dental insurance up to 18 months following such termination on the same basis as though he had remained an active employee.
• In addition, if Mr. Haines’s employment is terminated within 18 months after a change in control (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to Mr. Haines releasing all claims against Mercury other than claims that arise from Mercury’s obligations under the change-in-control severance agreement. In addition, if he is party to an employment agreement with Mercury providing for change in control payments or benefits, he will receive the benefits payable under the change-in-control severance agreement and not under the employment agreement.

The change-in-control severance agreement provides for a reduction of payments and benefits payable under the agreement to a level where Mr. Haines would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code, but only if such reduction would put him in a better after-tax position than if the payments and benefits were paid in full. In addition, the agreement provides for the payment by Mercury of his legal fees and expenses incurred in connection with good faith disputes under the agreement.

The change-in-control severance agreement continues in effect through June 30, 2015, subject to automatic one-year extensions thereafter unless notice is given of Mercury’s or Mr. Haines’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 18 months following a change in control that occurs during the term of the agreement. Subject to the terms of the letter agreement and the change-in-control severance agreement, Mercury or Mr. Haines may terminate his employment at any time.

Item 7.01 Regulation FD.

On September 3, 2014, Mercury issued a press release announcing the departure of Kevin M. Bisson and the appointment of Gerald M. Haines II as Executive Vice President, Chief Financial Officer, and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information furnished pursuant to this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Mercury under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1    Agreement, dated March 1, 2010, by and between the Company and Gerald M. Haines II (incorporated herein by reference to Exhibit 10.13 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011)
10.2    Form of Change in Control Severance Agreement between the Company and Non-CEO Executives (incorporated herein by reference to Exhibit 10.9.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011)
99.1    Press Release, dated September 3, 2014, of Mercury Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2014                MERCURY SYSTEMS, INC.

By: _/s/ Gerald M. Haines II______________
Gerald M. Haines II
Executive Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description
 10.1    Agreement, dated March 1, 2010, by and between the Company and Gerald M. Haines II (incorporated herein by reference to Exhibit 10.13 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011)
10.2    Form of Change in Control Severance Agreement between the Company and Non-CEO Executives (incorporated herein by reference to Exhibit 10.9.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011)
99.1    Press Release, dated September 3, 2014, of Mercury Systems, Inc.